Consent of Independent Registered Public Accounting Firm

The Board of Trustees of
Hennessy Large Value Fund
Hennessy Cornerstone Value Fund

We consent to the use of our reports dated December 23, 2016 with respect to the financial statements of Hennessy Large Value Fund and Hennessy Cornerstone Value Fund, incorporated herein by reference, and to the references to our firm under the headings “Experts,” and “Financial Highlights” in the Prospectus filed on Form N-14.

/s/ KPMG LLP
Chicago, Illinois
January 9, 2017